SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 14, 2006

                            ------------------------

                        PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)


           Delaware                    1-13245                 75-2702753
       (State or other         (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

    5205 N. O'Connor Blvd                                         75039
          Suite 200                                             (Zip code)
        Irving, Texas
    (Address of principal
      executive offices)


       Registrant's telephone number, including area code: (972) 444-9001

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425  under the  Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant  to Rule 14a-12 under the Exchange  Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS

                                                                         Page

Item 1.01.  Entry into a Material Definitive Agreement................     3

Item 2.04.  Triggering Events That Accelerate or Increase a Direct
            Financial Obligation or an Obligation under an Off-Balance
            Sheet Arrangement.........................................     4

Item 5.03.  Amendments to Articles of Incorporation or Bylaws;
            Change in Fiscal Year.....................................     4

Item 7.01.  Regulation FD Disclosure..................................     5

Item 9.01.  Financial Statements and Exhibits

            (d)   Exhibits............................................     5

Signature.............................................................     6

Exhibit Index.........................................................     7



                                       2


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Item 1.01.    Entry into a Material Definitive Agreement.

     On November 15, 2006, Pioneer Natural Resources Company (the "Company") entered into new indemnification agreements with its directors and executive officers (each an "Indemnitee"). The current executive officers are Scott D. Sheffield, Timothy L. Dove, A.R. Alameddine, Mark S. Berg, Chris J. Cheatwood, Richard P. Dealy, William F. Hannes, Danny L. Kellum and Darin G. Holderness. The current directors (in addition to Mr. Sheffield) are James R. Baroffio, Edison C. Buchanan, R. Hartwell Gardner, Linda K. Lawson, Andrew D. Lundquist, Charles E. Ramsey, Jr., Frank A. Risch, Mark S. Sexton, Robert A. Solberg, and Jim A. Watson. These new agreements replace the indemnification agreements that all the directors and executive officers previously had with the Company.

     The Company decided to enter into new indemnification agreements principally to update its forms. A description of the new forms of indemnification agreement is contained in this report and is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

     Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided in Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee's right to indemnification, whether or not wholly successful.

     In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee's right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

     The indemnification agreements require the Company to continue director and officers' liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be an officer or director, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.

     Definitions of "potential change in control," "change in control" and certain other terms used in this report are set forth in the form of indemnification agreement that is filed as an exhibit to this report and incorporated herein by reference.

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Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On November 14, 2006, the Company gave notice to the trustee under the Indenture dated as of December 18, 2001, by and between the Company, as successor to Evergreen Resources, Inc., and U.S. Bank National Association, the successor to Wachovia Bank, National Association, as trustee (the "Trustee"), as amended and supplemented through the date hereof (the "Indenture"), of the Company's election to redeem in cash all of the Company's outstanding 4.75% Senior Convertible Notes due 2021 (the "Notes"). The Redemption Date for the Notes will be December 20, 2006. The redemption price for the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

     The Notes were originally issued on December 18, 2001, by Evergreen Resources, Inc. and, as of November 14, 2006, there were approximately $27 million of aggregate principal amount outstanding.

     The notice of redemption will be mailed to registered holders of the Notes on or about November 28, 2006. Notes are to be surrendered to U.S. Bancorp, as trustee and paying agent, in exchange for payment of the redemption price. Questions relating to, and requests for additional copies of, the notice of redemption should be directed to U.S. Bank Corporate Trust Services at 5555 San Felipe Street, 11th Floor, Mail Code: EX-TX-WSFH, Houston, Texas 77056, telephone (713) 235-9208.

     In lieu of the redemption, holders may continue to convert their Notes until the close of business on Monday, December 18, 2006. Each $25.00 principal amount of Notes outstanding is convertible into $19.98 in cash and 0.58175 of a share of the Company's common stock.

     On and after the redemption date, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holder of the Notes will cease, except for the right to receive the redemption price, without interest thereon.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On November 15, 2006, the Board of Directors of the Company amended and restated the Bylaws of the Company. Among the changes to the Bylaws, the Board of Directors:

     o Amended Section 2.4 to conform the provisions relating to notice of stockholders meetings to the general requirements for notice provided in Section 5.1;
     o Amended Section 2.8 to provide that a stockholder may authorize another person to act for such stockholder by proxy in any manner permitted by law;
     o Amended Section 3.2 to clarify that, except as otherwise required by the Company's stock ownership guidelines, a director of the Company need not be a stockholder of the Company;
     o Amended Section 3.2 to remove the provision providing (i) that persons serving as directors become ineligible to serve as such upon reaching the age of 75 and (ii) that persons reaching the age of 75 during the first year of a term as a director are ineligible for nomination as a director for such term;
     o Deleted Section 4.10 relating to the compensation of committee members;
     o Amended Section 6.2 to clarify that, except as otherwise required by the Company's stock ownership guidelines, an officer of the Company need not be a stockholder of the Company; and
     o Amended Section 7.1 to provide that shares of capital stock in the Company may be certificated or uncertificated.


                                       4


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     As a  result  of the  amendment  to  Section  3.2 of the  Bylaws,  James R.
Baroffio, who otherwise would have been ineligible, will now be eligible to be nominated for reelection to the Board of Directors upon the expiration of his current term in 2008.

     The foregoing is a summary of the material amendments to the Bylaws adopted by the Board of Directors. This summary is qualified in its entirety by reference to the Bylaws, as amended and restated, a copy of which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

     On November 15, 2006, the Board of Directors of the Company adopted new charters for its Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee, and new Corporate Governance Guidelines. The Company expects that on or prior to December 1, 2006, the new charters and guidelines will be posted and available for viewing on the Company's website at www.pxd.com.

Item 9.01. Financial Statements and Exhibits.

     (d)   Exhibits

           3.1    -   Amended and Restated Bylaws of the Company.

           10.1   -   Indemnification Agreement between the Company and Scott D.
                      Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers and non-employee directors identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PIONEER NATURAL RESOURCES COMPANY



                                    /s/ Darin G. Holderness
                                    -------------------------------------------
                                    Darin G. Holderness
                                    Vice President and Chief Accounting Officer


Dated: November 17, 2006



                                       6



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                                  EXHIBIT INDEX



        Exhibit
         Number                            Exhibit Title
        -------                            -------------

          3.1           Amended and Restated Bylaws of the Company.

          10.1          Indemnification Agreement  between the Company and Scott
                        D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers and non-employee directors identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement.


                                       7



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